EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2004 Global Share Option Plan of Zone 4 Play Inc. of our report dated March 29, 2005, with respect to the consolidated financial statements of Zone 4 Play, Inc. included in its Annual Report (on Form 10-KSB) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                           /S/ Kost, Forer, Gabbay & Kassierer
                                           -----------------------------------
Tel-Aviv, Israel                             Kost, Forer, Gabbay & Kassierer
June 23, 2005                               A Member of Ernst & Young Global